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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT

                                                                STATE OF
                                              PERCENTAGE      INCORPORATION
   PARENT                  SUBSIDIARY         OWNERSHIP      OR ORGANIZATION
   ------                  ----------         ---------      ---------------

Comstock Bancorp         Comstock Bank          100%             Nevada


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